CODE OF ETHICS

This Code of Ethics (“Code”) is an integral part of the efforts of the Managing Partners of SkyView Investment Advisors LLC (“SkyView”) also (the “Adviser”) to prevent fraud resulting from personal trading in securities by their affiliated persons.

Rule 17j-1 (“Rule”) adopted by the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended (the 1940 Act”) prohibits fraudulent, deceptive or manipulative practices by affiliated persons of SkyView in connection with their personal transactions in securities held or to be acquired by any SkyView portfolio (“Portfolio”).  The Rule requires SkyView to adopt a written code of ethics containing provisions reasonably necessary to prevent its “Access Persons” (defined below) from engaging in any act, practice or course of business prohibited by Section 17(j) of the 1940 Act and the Rule.  The Rule further requires that SkyView use reasonable diligence and institute procedures reasonably necessary to prevent violations of such code.

Similarly, rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) requires SkyView to adopt and enforce a written code of ethics that meets the substantive requirements of that rule.

The following general fiduciary principles shall govern personal investment activities and the interpretation and administration of the Code:

•	The interests of shareholders must be placed first at all times;

•
All personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

•	Persons covered by the Code should not take inappropriate advantage of their positions; and

•	Persons covered by the Code, including Supervised Persons, must comply with applicable federal securities laws.1

The Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield persons covered by the Code from liability for personal trading or other conduct that violates a fiduciary duty to its Clients.

If you have any questions concerning a proposed course of action that may present a conflict of interest, you should contact SkyView’s Chief Compliance Officer (“CCO”).  If you are aware of any violation or suspected violation of the Code, you must promptly report it to the CCO.

A.	DEFINITIONS

1)	“Access Person” means any director (excluding any director who is not also an officer of SkyView or its affiliates), officer, Advisory Person or employee of an Adviser.

2)	“Advisory Person” means:

(a)
any employee of an Adviser (or of any company in a control relationship to an Adviser) who, in connection with his or her regular functions or duties, makes, participates in, has access to or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or

1 Federal securities laws means the Securities Act of 1933, as amended (the “’33 Act”), the Securities Exchange Act of 1934, as amended (the “’34 Act”), the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

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(b)	any natural person in a control relationship to an Adviser who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

3)
“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is considered a “beneficial owner” as defined in Rule 16a-1(a)(2) under the ’34 Act, which generally speaking, encompasses those situations where the beneficial owner has or shares the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in Covered Securities.

A person is normally regarded as the beneficial owner of Covered Securities with respect to:

(a)
Covered securities that are held by the individual or by members of the individual’s immediate family sharing the same household (including, but not limited to a spouse, registered domestic partner, minor child (including adoptive relationships) or relative);

(b)	The person’s interest in Covered Securities held in a discretionary or trust account; or

(c)	The person’s right to acquire equity Covered Securities through the exercise or conversion of stock options, warrants or convertible debt, whether or not presently exercisable; or

(d)	All other Covered Securities held in any other account for which the person has investment discretion or authority.

4)	“Client” means

(a)	any investment company registered under the Advisers Act or any series of a registered investment company for whom an Adviser(s) acts as investment adviser or sub-adviser or

(b)	any separately managed investment account, commingled/collective investment trust fund, hedge fund and other similar investment arrangement, which is advised by an Adviser(s).

5)	“Control” shall have the same meaning as set forth in Section 2(a)(9) of the Advisers Act.

6)
“Covered Security” means a security as defined in Section 2(a)(36) of the Advisers Act, except that it shall not include direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, (other than Reportable Funds as defined in A(13)) and shares of unit investment trusts that are exclusively invested in one or more open-end Funds that are not Reportable Funds.

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7)	“Fund” means an investment company registered under the Advisers Act.

8)	“Investment Personnel” means

(a)
any Portfolio Manager acting on behalf of an Adviser, as well as any other person such as a securities analyst and/or trader acting on behalf of an Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Client’s purchase or sale of securities (including analysts providing information and advice to Portfolio Managers or persons effecting the execution of a Portfolio Managers’ decisions) or

(b)	any natural person who controls an Adviser and who obtains information concerning recommendations to a Client regarding the purchase or sale of securities by a Client.

9)	“Market Timing” shall mean the purchasing and selling of Fund shares on a short-term basis and in a manner that is contrary to the policy of the Fund as disclosed in its then-current prospectus.

10)	“Portfolio Managers” means those individuals who, in connection with their regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting any Client.

11)	“Principal Underwriter” shall have the meaning set forth in Section 2(a)(2) of the Advisers Act.

12)	“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

13)	“Reportable Fund” means

(a)	any Fund for which the Adviser serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act, or

(b)	any Fund whose investment adviser (including sub-advisers) or Principal Underwriter controls, is controlled by, or is under common control with any Adviser.

14)	“Security held or to be acquired” by a Client means any Covered Security which, within the most recent fifteen (15) calendar days.

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B.	STATEMENT OF GENERAL PRINCIPLES AND STANDARDS OF CONDUCT

It is the duty of all Access Persons to place the interests of SkyView’s Clients first at all times.  Consistent with that duty, the following set of principles frame the professional and ethical conduct that SkyView expects from its employees.  Each Access Person shall:

1.	Act with integrity, competence, diligence, respect, and in an ethical manner with the public, the investment profession and other participants in the capital markets;

2.	Place the integrity of the investment profession, the interests of Clients, and the interests of SkyView above one’s own personal interests;

3.	Adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility;

4.	Avoid any actual or potential conflict of personal interest with the interests of SkyView’s Clients;

5.	Conduct all personal Covered Securities transactions in a manner consistent with this Code of Ethics;

6.
Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

7.	Promote the integrity of and uphold the rules governing the capital markets;

8.	Maintain and improve professional competence and strive to maintain and improve the competence of other investment professionals;

9.	Safeguard material non-public information about Client transactions including disclosure of portfolio holdings; and

10.	Comply with all applicable provisions of the federal securities laws and other applicable rules and regulations.

This Code of Ethics applies to transactions in Covered Securities for the accounts of all Access Persons of SkyView and any other accounts in which they have any beneficial ownership.  It imposes certain investment restrictions and prohibitions and requires the reports set forth below.  If Access Persons of SkyView become(s) aware of material non-public information or if a Client is active in a given Covered Security, some personnel may find themselves “frozen” in a position.  SkyView will not bear any losses in personal accounts resulting from the implementation of any portion of the Code of Ethics.

Code of Ethics

C.	GENERAL PROHIBITIONS AND REMINDERS

1)
All Access Persons of SkyView shall keep all information pertaining to Clients’ portfolio transactions and holdings confidential.  No person with access to Covered Securities holdings, recommendations or pending securities transactions and holdings should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties.  Special care should be taken to avoid discussing confidential information in circumstances, which would disclose this information to anyone who would not have access to such information in the normal course of events.

2)
No Access Person shall use any information concerning the investments or investment intentions of the Client, or the Access Person’s ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Client.  It is unlawful for any Access Person, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired to:

(a)	employ any device, scheme or artifice to defraud such Client;

(b)
make to the Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(c)	engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon such Client;

(d)	engage in a manipulative practice with respect to such Client;

(e)	enter into any transaction based on material non-public information, or communicate material non-public information to others in violation of the law; or

(f)
execute a securities transaction which is intended to result in market manipulation, including, but not limited to, a transaction intended to raise, lower or maintain the price of any security or to create a false appearance of active trading.

3)	No Access Person shall utilize information concerning prospective or actual portfolio transactions in any manner that might prove detrimental to the interests of a Client.

4)	No Access Person shall purchase, sell, or exchange shares of any series of a Fund while in possession of material non-public information concerning the portfolio holdings of any series of the Fund.

5)
No Access Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Access Person.

Code of Ethics

6)
No Access Person shall selectively disclose “non-public” information concerning the portfolio holdings of any Client to anyone who does not have a legitimate business need for such information that is consistent with the interests of Client accounts.

7)	No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rules.

8)
No Access Person shall engage in, or help others engage in, late trading of any fund advised by an affiliate for any purpose.  Late trading is defined as entering or canceling any buy, sell, transfer, or change order after the close of the regular trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Time) or such other time designated in a fund’s prospectus as the timing of calculation of the fund’s net asset value.

D.	PERSONAL TRADING RESTRICTIONS

1)	Initial Public Offerings (“IPOs”)

Access Persons are generally prohibited from acquiring any Covered Securities in an IPO.  Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances.  In approving any such request, the onus for substantiating and documenting compliance with the Code rests on the individual seeking approval.  Notwithstanding submission of substantiating documentation, approval may be withheld if the Chief Compliance Officer believes that an actual or potential conflict of interest exists with respect to any Client.  Approval to invest in an IPO shall be valid for a period of time stated in the approval, but may be withdrawn at any time prior to the Access Person’s purchase in an IPO.

2)	Private Placements

Access Persons investing in private placements of any kind must obtain written prior approval from the Chief Compliance Officer (“CCO”) and a member of the firm’s Investment Management Committee (“IMC”).  In determining whether to grant such prior approval, both the CCO and IMC shall determine (among other factors) whether the investment opportunity should be reserved for a Client(s), and whether the opportunity is being offered to the individual by virtue of his or her position with an Adviser.  Access Persons, who have been authorized to acquire Covered Securities in a private placement must disclose such investment when they are involved in, or whether they have knowledge of, any subsequent consideration of an investment by an Advisory Client in that issuer. In such circumstances, the CCO or the IMC, with no personal interest in the particular issuer shall independently review the Advisory Client’s decision to purchase that issuer’s Covered Securities.

All Access Persons requesting private placement approval must complete a Private Placement Approval Request Form (see Exhibit D of this the Code) and submit the form with supporting documentation to the Chief Compliance Officer or his designee. Approval to invest in a private placement shall be valid for the period of time stated in the approval, but may be withdrawn at any time prior to the Access Person’s purchase in the private placement.

Code of Ethics

New SkyView employees must disclose pre-existing private placement securities on their Initial Holdings Report, and must complete and return to the Chief Compliance Officer, the Private Placement Approval Request Form (Exhibit D of the Code) for review by the CCO.  Employees may be required to liquidate/terminate their investment in a private placement if deemed by the CCO and/or a member of the IMC to be a conflict of interest.

3)	Covered Securities Subject to an Embargo

Access Persons are not permitted to deal in any Covered Security upon which SkyView has placed, for any reason, an embargo.

4)	The Restricted List

The Restricted List is composed of companies whose securities are subject to sales or trading activity prohibitions.  A company may be placed on the Restricted List for a number of reasons.  Reasons may include, but are not limited to:  (i) such company’s security is the subject of a buy or sell program at the Firm or (ii) trading or sales activities in the securities of a company may be restricted at the discretion of the CCO  to meet compliance or regulatory objectives.

(i)           Placing Securities on the Restricted List

The CCO, in dialogue with the Managing Partners and Portfolio Managers, will determine what companies should be placed on or removed from the Restricted List and will determine what restrictions are appropriate.  Any employee who has information suggesting that any company should be placed on or taken off the Restricted List should notify the CCO.

For purposes of placing a company on the Restricted List, supervisory personnel within the Firm are responsible for keeping the CCO informed on a timely basis about the receipt of inside information by their group and the circumstances under which the information was received.

(ii)	Effect of Inclusion of the Restricted List

Prior to soliciting a purchase or sale or placing an order for the purchase or sale of a security, Access Persons  should check the Restricted List to determine whether the securities of the issuing company have been restricted.  If a company is listed on the Restricted List, the following activities, transactions for any Access Persons in the securities of the company generally are prohibited.  Exceptions may be granted to this restriction for expiring options positions, which may be exercised or closed out with the approval of the CCO.  This prohibition extends to trades for (a) the employee’s own individual or joint account; (b) the account of anyone living in the same household as the employee such as a spouse, parent or child; and (c) accounts in which the employee is a beneficiary (such as a trust) or the trading of which the employee controls.

Code of Ethics

5)	PreClearance

Access Persons shall obtain written clearance from the CCO before making a purchase or sale in any Covered Security (i) totaling more than a $50,000 investment and (ii) with a market capitalization of less than $1,000,000,000.  Trade approvals are only valid through the end of the business day upon which approval is granted.

6)	Gifts

No Access Persons shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Access Persons, do business or might do business with a Client or SkyView.  For purposes of this provision, the following gifts will not be considered to be in violation of this section: (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost.

7)	Board of Directors

Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent receiving prior authorization from the Chief Compliance Officer.  Such authorization should be based upon a determination that the board service would be consistent with the interests of Clients advised by the employee.  Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through “Chinese Wall” procedures.

E.	MARKET TIMING

While there is no apparent risk of market timing activity in a fund of hedge funds firm such as SkyView, all Access Persons are expected to read and understand the definition of “Market Timing” (Section A(9)) and adhere to the Code’s specific requirements in this regard.  Market Timing is prohibited in any Fund; if it is determined that personal trading activities violate these restrictions, SkyView reserves the right to impose such sanctions as deemed appropriate.

To ensure that the Code’s requirements are met and to comply with the SEC’s objective for enhanced disclosure, all employees must report on a quarterly basis to the Chief Compliance Officer certain transactions in Reportable Funds (excluding money market funds) in all accounts for which you have Beneficial Ownership.  On-going purchases made through an automatic contribution or reinvestment program (such as a 401k program) are not required to be reported provided that the initial position has been disclosed or reported on the Initial Holdings Report, Quarterly Transaction Report and / or the Annual Holdings Report.

All sales, all exchanges and all new purchases in Reportable Funds must be disclosed on a quarterly basis.

Code of Ethics

All Access Persons must read, complete and return Exhibit E of the Code which acknowledges and permits the Chief Compliance Officer or his designee to monitor activity in any benefit plan, including 401(k) activities and other non-qualified deferred compensation benefit plans.

F.	REPORTING, DISCLOSURE INFORMATION AND CERTIFICATION REQUIREMENTS

1)	Initial Holdings Reports

All Access Persons shall disclose all personal Covered Securities holdings to the Chief Compliance Officer or his designee.  The Initial Holdings Report shall be made on the form attached as Exhibit A and shall contain the following information:

(a)
the name of the security, security symbol or CUSIP, type of security, number of shares and principal amount of each Covered Security and type of interest (direct or indirect) in which the Access Person had beneficial ownership when the person became an Access Person;

(b)
the name of any broker, dealer, bank, plan administrator or other institution with whom the Access Person maintained an account and the account number in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

(c)	the date that the report is submitted by the Access Person and the date as of which the information is current; and

(d)
a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

All Access Persons currently employed by SkyView shall submit an Initial Holdings Report to the Chief Compliance Officer within ten (10) days of the date of this Code of Ethics.  New Access Persons are required to submit an Initial Holdings Reports no later than ten (10) days after the person becomes an Access Person.  All Initial Holdings Reports shall provide information that is current as of a date no more than 45 days before the Initial Holding Report is submitted.

2)	Quarterly Reports

(a)
All Access Persons shall report to the Chief Compliance Officer or his designee, the information described in Sub-paragraph (2)(b) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security.

(b)
Reports required to be made under this Paragraph (2) shall be made not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected.  All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected.  A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

Code of Ethics

(i)
the date of the transaction, the name of Covered Security, security symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price at which the transaction was effected;

(iv)	the name of the broker, dealer, bank, plan administrator or other institution with or through whom the transaction was effected and the account number where security is held; and

(v)	the date the report is submitted.

(c)
Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(d)
All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities held in any accounts in which the Access Person is a Beneficial Owner to the Chief Compliance Officer or his designee on a timely basis.  Duplicate copies of any benefit plan do not need to be sent; however the Chief Compliance Officer reserves the right to modify this exception or request such information on an ad-hoc basis.

(e)
With respect to any new account established (see Section F(5)) by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

(i)	the name of the broker, dealer, bank, plan administrator or other institution with whom the Access Person established the account;

(ii)	the date the account was established; and

(iii)	the date the report is submitted.

3)	Annual Holdings Reports

(a)
All Access Persons shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year.  All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted.  Such Annual Reports shall contain the following information:

Code of Ethics

(i)
the name of the security, security symbol or CUSIP, number of shares and principal amount of each Covered Security and type of interest (direct or indirect) in which the Access Person beneficial ownership;

(ii)
the name of any broker, dealer, bank, plan administrator or other institution with whom the Access Person maintains an account and the account number in which any Covered Securities are held for the direct or indirect benefit of the Access Person;

(iii)	the date that the report is submitted by the Access Person and the date as of which the information is current; and

(iv)
a statement that the report shall  not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

4)	Certification of Compliance with the Code of Ethics

All Access Persons shall be provided with a copy of this Code of Ethics and any amendments, hereto, and all Access Person shall certify annually that:

(a)	they have received, read and understand the Code of Ethics and recognize that they are subject to its provisions;

(b)	they have complied with the requirements of the Code of Ethics; and

(c)	they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

Access Persons may make such acknowledgement on their Initial Holdings Reports.

5)	Personal Brokerage Accounts

No Access Person shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the Chief Compliance Officer or his designee.  A New Account Request Form (copy attached as Exhibit F) must be completed and submitted to the Chief Compliance Officer or his designee for approval in advance of opening a new account.

All Access Persons shall provide the Chief Compliance Officer with a listing of all brokerage accounts in which the Access Person has a direct or indirect interest upon commencing employment and on an annual basis thereafter.  These reports may be made using Exhibits A or C, as applicable.

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No Access Persons shall request or receive financial benefit or special dealing benefits for any personal brokerage account, which are not made available to the general public on the same terms and conditions.

6)	Review of Reports and Notification

SkyView may designate a third-party to review all brokerage account statements and, Initial, Quarterly and Annual Reports to detect conflicts of interest and abusive practices.  In addition, the Chief Compliance Officer or his designee shall notify each Access Person that he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each person upon request.

7)	Responsibility to Report

The responsibility for reporting is imposed on each Access Person required to make a report to ensure that Compliance is in receipt of timely and complete reports.  Efforts on behalf of the Access Person by other services (e.g., brokerage firms) do not change or alter the Access Person’s responsibility.  Late reporting is regarded as a direct violation of this Code and will be treated accordingly.  Individuals who neglect their responsibility for appropriate reporting as defined in Sections F(1), (2), (3), (4) and (5) of this Code will be subject to sanctions including, but not limited tofines, and, in appropriate cases, termination.

G.	REPORTING OF VIOLATIONS

All Access Persons shall promptly report any possible violations of this Code to the Chief Compliance Officer.  The Chief Compliance Officer shall timely report all material violations of this Code of Ethics to SkyView’s Senior Executives, Committees, Board and the Boards of Fund Clients of the Adviser, or its affiliates (“Boards”) as appropriate.

H.	ANNUAL REPORTING OF SKYVIEW

The Adviser will reviews and test the adequacy of its compliance policies and procedures on at least an annual basis.  In general, such annual report shall:

1)	summarize existing procedures concerning personal investing and any material changes in the procedures made during the past year;

2)	identify any material violations requiring significant remedial action during the past year;

3)
identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

4)	certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

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Further, pursuant to Rule 17j-1(c)(2)(ii), SkyView’s CCO shall prepare a written report, on an annual basis, describing any issues arising under the Code of Ethics, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to each Registered Fund Client’s Chief Compliance Officer for review by the Registered Fund Client’s Board of Trustees.

SkyView’s Chief Compliance Officer shall also certify, on an annual basis, to the Board of Trustees of each Registered Fund Client that SkyView has adopted procedures reasonably necessary to prevent its employees from violating the Code of Ethics.

I.  SANCTIONS

Access Persons are expected to observe the highest standards of professional conduct when conducting their business and may be held personally liable for any improper or illegal acts committed during their employment.  Upon discovering a violation of the Code, the Chief Compliance Officer in conjunction with SkyView’s Senior Executives, Committees or Board, may impose such sanctions, as they deem appropriate, including, among other things, issuing a letter of censure, suspending or terminating the employment of the violator, or referring the matter to the appropriate regulatory or governmental authority.

SkyView in its sole and absolute discretion, reserves the right to direct you to cancel or unwind any trade at your expense.  From time to time, you may also have your positions frozen due to potential conflicts of interest or the appearance of impropriety.  SkyView may, in its sole and absolute discretion, suspend or revoke your trading privileges at any time.

As a firm, our commitment to integrity and ethical behavior remains constant.  Every one of us, every day, must reflect the highest standards of professional conduct and personal integrity.  Good judgment and the desire to do what is right are the foundation of our reputation.

Any situation that may create, or even appear to create, a conflict between personal interests and the interest of SkyView or its Clients must be avoided.  It is essential to disclose any questionable situations to the CCO as soon as such situation arises.

J.  GROUNDS FOR DISQUALIFICATION FROM EMPLOYMENT

In addition to actions that may result in termination of employment as described above in Section I, pursuant to the terms of Section 9 of the Advisers Act, no person may become or continue to be an officer, director, Advisory Person or employee of SkyView without an exemptive order issued by the Commission, if such person:

1)
within the past ten (10) years has been convicted of any felony or misdemeanor involving the purchase or sale of any security; or  arising out of his or her conduct as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or as an affiliate person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodities Exchange Act.

Code of Ethics

2)
is or becomes permanently or temporarily enjoined by any courts from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or entity or a person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employees of any investment company, bank, insurance company or entity or a person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Compliance Officer of SkyView.

K.  RETENTION OF RECORDS

SkyView must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission (“SEC”) or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

1)	A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

2)
A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

3)
A copy of each report, certification or acknowledgement made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

4)	A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

5)
A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

6)	A copy of each annual report required under Section F for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

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All such records shall be maintained for at least the first two years in an easily accessible place as deemed appropriate by the Adviser.

Date:  Initially Adopted March 2011

Code of Ethics

EXHIBIT A

CODE OF ETHICS
INITIAL ACCOUNT HOLDINGS REPORT (*)

The undersigned new employee of SkyView Investment Advisors, LLC, ___________________________                                    , hereby certifies the following:

1.           The undersigned has received, read and understands the policies and procedures set forth in the SkyView Investment Advisors, LLC Code of Ethics.

2.           I recognize that I am subject thereto in the capacity of any “Access Person”.

3.           I hereby certify that I have had no knowledge of the existence of a personal conflict of interest which may involved any Client, such as an economic relationship between my personal securities holdings and securities held or to be acquired by any such Client.

4.           The undersigned hereby represents and warrants that set forth below (or attached hereto) is an account statement that reports the undersigned’s accounts and securities holdings (list of brokerage accounts and securities in which the covered person has a direct or indirect beneficial interest) as of ______________, 20___.

Additional information      is       is not attached (please initial appropriate answer).

Signature:  ____________________________

Title:           _______________________________

Date Report Submitted: __________________

(*)     The requested information should be provided for all Covered Securities.  Covered Securities are all securities except direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open end funds that are not Reportable Funds.  Reportable Fund means (a) any Fund for which the Adviser serves as Investment Adviser; or (b) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of the Adviser.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership.  (See Section A(3) “Beneficial Ownership” in this Code of Ethics.)

Code of Ethics

Please consult the Chief Compliance Officer if you have any questions as to the reporting requirements.

Code of Ethics

EXHIBIT B

Quarterly Securities Transactions Report(*)
For the Calendar Quarter Ended:  ________________

To the Chief Compliance Officer of SkyView:

During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics adopted by SkyView (attach additional sheets as necessary).

Please initial box if No transactions in Covered Securities were effected during this reporting period.

Title of Security	Date of Transaction	No. of Shares	Security Symbol / CUSIP	Interest Rate & Maturity Date	Security Price	Principal Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Account Number	Institution Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

Print Name:

__________________________________

Code of Ethics

Quarterly Securities Transactions Report(*)
For the Calendar Quarter Ended:  __________________

I hereby represent that I previously reported all brokerage accounts in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit.  I further understand that in compliance with the Code I must have copies of my monthly brokerage statements sent to the Chief Compliance Officer and that I must report any new accounts within ten (10) calendar days of the day on which the account is first established.

Please initial box if NO new accounts in which in Covered Securities are held were opened this quarter.

For all accounts established during the quarter, please complete the following:

Name of Institution with Whom Account is Held	Account Number	Date Account Established	Type of Interest (Direct or Indirect)

Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflicts of interest relationship which may involve any Client, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by any Client.

Signature:_________________________________

Title:           ___________________________________

Date Report Submitted:   _____________________

(*)           The requested information should be provided for all Covered Securities.  Covered Securities are all securities except direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds.  Reportable Fund means (a) any Fund for which the Adviser serves as Investment Adviser; or (b) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of the Adviser.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership.  Please refer to Section A(3) “Beneficial Ownership” for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.

Please consult the Chief Compliance Officer if you have any questions as to the reporting requirements.

Code of Ethics

EXHIBIT C

CODE OF ETHICS

ANNUAL UPDATE AND CERTIFICATION REPORT

To the Chief Compliance Officer of SkyView:

The undersigned, ___________________________, hereby certifies the following:

1.	The undersigned has received, read and understands the policies and procedures set forth in SkyView Investment Advisors, LLC Code of Ethics.

2.	I recognize that I am subject thereto in the capacity of an “Access Person”.

3.
To the undersigned’s knowledge, the undersigned has not violated or materially failed to comply with the provisions of the Code and applicable laws referenced therein during the period January 1, 20___ to December 31, 20___.

4.	I hereby certify that I have reported all Covered Securities transactions, including Reportable Funds, required to be reported pursuant to the Code.

5.
I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve a Client, such as any economic relationship between my personal securities transactions and Covered Securities held or to be acquired by a Client.

6.
The undersigned hereby represents and warrants that set forth below (or attached hereto) is an annual account statement that reports the undersigned’s accounts and securities holdings (list of brokerage accounts and securities in which the Covered Person has a direct or indirect beneficial interest) as of December 31, 20___.

Name:      ________________________

Title:        ________________________

Date Report Submitted:        __________

Code of Ethics

(*)     The requested information should be provided for all Covered Securities.  Covered Securities are all securities except direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds.  Reportable Fund means (a) any Fund for which the Adviser serves as Investment Adviser; or (b) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of the Adviser.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership.  Please refer to Section A(3) “Beneficial Ownership” for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.

Please consult the Chief Compliance Officer if you have any questions as to the reporting requirements.

Code of Ethics

EXHIBIT D

PRIVATE PLACEMENT APPROVAL REQUEST FORM
(Attach a copy of the private placement memorandum, offering memorandum or any other relevant documentation)

Name:__________________________  Employee ID: ___________________Office Phone No._______________

E-mail____________________________________   Department/Job Title:_______________________________

1.	Name of the sponsor’s corporation, partnership or other entity:______________________________________

2.	Name of the private placement________________________________________________________________

3.	Is the sponsor’s corporation, partnership or other entity: Private Public

4.	Type of the security or fund:_________________________________________________________________

5.	Nature of the participation (stockholder, selling agent, general partner, limited partner). Indicate all applicable. ______________________________________________________________________________

6.	Have you received or will you receive “selling compensation” in connection with the transaction? Yes No
(Selling compensation means any compensation paid directly or indirectly from whatever source in connection with or as a result of the purchase or sale of a security, though not limited to, commissions, finders fees, securities, rights to participate in profits, tax benefits, or dissolution proceeds, as a general partner or otherwise, or expense reimbursement)

If yes, describe the nature of compensation: _____________________________________________________
_______________________________________________________________________________________

7.	Planned date of transaction: ________________________________________________________________

8.	Size of offering (if a fund, size of fund) _________________________________________________________

9.	Size of your participation (number of units/shares and total dollar amount)_____________________________

10.	Your participation as a percentage of total shares or units outstanding: ________________________________

11.	Does/Will the investment carry limited or unlimited liability? Limited Unlimited

12.	Will the investment require any use of premises, facilities or materials of SkyView or any of its affiliates?
Yes        No

If yes, please describe: ______________________________________________________________________

13.	Have you or do you intend to recommend, refer or solicit others in any way in connection with this investment? Yes No

Code of Ethics

14.	Is SkyView or any of its affiliates in any way involved? Yes No

If yes, please describe. ______________________________________________________________________

15.
Describe the business to be conducted by the issuer of the private placement?  _________________________________________________________________________________________________________________________________________________________________________________

16.
If the private placement is a fund, describe its investment objective (value, growth, core or specialty). _________________________________________________________________________________________________________________________________________________________________________________

17.	Has this private placement been made available to any SkyView Fund or any Managed Account where either you or the person you report to exercised investment discretion? Yes No If no, state why.
__________________________________________________________________________________________________________________________________________________________________________________

18.
If the answer to question 17 is “Yes” please describe which fund or managed account. __________________________________________________________________________________________________________________________________________________________________________________

19.
Do you participate or do you plan to participate in any investment decision for the private placement?  Yes     No    If yes, please describe. _________________________________________________________________________________________________________________________________________________________________________________

20.	Do you participate or do you plan to participate in the management of the sponsor? Yes No.

If yes, state title and give description of duties.  __________________________________________________
_________________________________________________________________________________________

21.
Describe how you became aware of this private placement.  __________________________________________________________________________________________________________________________________________________________________________________

22.	To the best of your knowledge, will this private placement result in an initial public offering within the next 12-18 months? Yes No

Please note:  An Outside Business Activity Disclosure must also be filed in advance with Compliance by any employee intending to hold a management position in any business other than SkyView.

By signing below, I certify that my responses to this Private Securities Transaction Disclosure are true and correct to the best of my knowledge.  I will report any changes in this information promptly, in writing, to my designated manager and to Compliance and will obtain written acknowledgement or approval as required by Firm policy before any additional involvement such as participation in additional sales, holdings, compensation or participation in the company’s management or before engaging in any future private securities transactions.  I hereby confirm that any private securities transaction described in this questionnaire is unrelated to and beyond the scope of my employment by SkyView.  Notwithstanding the immediate preceding sentence, I understand that regulations and Firm policy require that I obtain SkyView’s consent to any private securities transaction, and I acknowledge that such consent, if granted, is revocable at any time and is subject to my understanding and acknowledgement that such private securities transaction is in no way sponsored by SkyView and shall give rise to no liability on the part of SkyView whatsoever, whether by way of indemnification, insurance or otherwise.

Employee Signature __________________________________________  Date _____________

Code of Ethics

CONSENT OF THE INVESTMENT MANAGEMENT COMMITTEE AND CCO

I have reviewed the responses to the employee’s Private Securities Transaction Disclosure and hereby give my consent to the private securities transactions described therein.

Member of the Investment Management Committee

Name: (please print)___________________________                                                                                                Title_____________________________________________

Signature __________________________________                                                                                                  Date_____________________________________________

Chief Compliance Officer

Name: (please print)___________________________                                                                                                Title_____________________________________________

Signature __________________________________                                                                                                 Date_____________________________________________

Code of Ethics

EXHIBIT E

BENEFIT SAVINGS PLAN DISCLOSURE

__  I currently participate in a benefit savings plan

__  I do not participate in a benefit savings plan

By signing below I authorize SkyView’s Chief Compliance Officer or his designee to review transaction activity for any benefit plan.  I understand that this monitoring is required to conform to the Code of Ethics policy requirement prohibiting market timing, and to comply with the SEC’s objective for enhanced disclosure.

____________________________________
Print Name

____________________________________
Signature

____________________________________
Date

Code of Ethics

EXHIBIT F

NEW BROKERAGE ACCOUNT APPROVAL FORM

Please complete this form to establish a new account for which you will have beneficial ownership.  Please make additional copies of this page as necessary, in order to include information for any new account you wish to establish.  Please submit the completed form to the Chief Compliance Officer.

You will be notified via e-mail regarding the status of your request.

Print Name:   ____________________________________________________________

I would like to open an account to be held by the following institution:

_______________________________________________________________________

The account will be titled in the name(s) as follows:

________________________________________________________________________

Employee’s relationship to the account owner:

________________________________________________________________________

☐š	This account is NOT independently managed; I am involved in the investments decisions.

☐š	This account is independently managed; I do not have investment discretion or authority.

Name of the Investment Manager and relationship, if any:_________________________

EMPLOYEE’S SIGNATURE:________________________  DATE:________________

As a reminder, you are required to ensure that the Chief Compliance Officer received duplicate copies of all statements.  Statements should be sent directly from the Institution to SkyView at the following address: SkyView Investment Advisors LLC, 595 Shrewsbury Avenue, Suite 203, Shrewsbury, New Jersey 07702; Attention: Andrew Melnick, CCO (Phone: 732 936-2880 Fax: 732 212-0620).

Code of Ethics